Item 5.   Other Events.

          Filed herewith is a copy of The Bear Stearns Companies Inc. (the "Company") Press Release, dated January 13, 1994, announcing its earnings for the three and six months ended December 31, 1993 and 1992, which includes the Unaudited Consolidated Statements of Income for the Company for the three and six months ended December 31, 1993 and 1992. All normal recurring adjust-ments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented have been included. The nature of the Company's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

               (a)  Financial Statements of business acquired:

                    Not applicable.

               (b)  Pro Forma financial information:

                    Not applicable.

               (c)  Exhibit:

                    (99)       Press Release, dated January 13, 1994.


















































                                Signatures



               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        THE BEAR STEARNS COMPANIES INC.


                                   By:   /s/ Michael J. Abatemarco
                                        Michael J. Abatemarco
                                        Controller





Dated:    January 13, 1994
























                      THE BEAR STEARNS COMPANIES INC.

                                 FORM 8-K

                              CURRENT REPORT

                               Exhibit Index


Exhibit No.               Description                                 Page

(99)                     Press Release, dated January 13, 1994